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                                 EXHIBIT 24(B)


                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



    We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                    /s/ SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                                    --------------------------------------------



                                    SUTHERLAND, ASBILL & BRENNAN, L.L.P.



WASHINGTON, D.C.
APRIL 23, 1997